Exhibit 99.1

March 8, 2005

DTE Energy Exec To Speak At Morgan Stanley Conference

     DETROIT – Gerard M. Anderson, president of DTE Energy, will provide a business update at Morgan Stanley’s 12th Annual Global Electricity & Energy Conference at approximately 10:30 a.m. EST Thursday, March 10.

     The conference audio and presentation materials will be available via webcast through a link on DTE Energy’s website at www.dteenergy.com/investors. The webcast replay will be available and archived on the website.

     DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. DTE Energy’s largest operating subsidiaries are Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan, and MichCon, a natural gas utility serving 1.2 million customers in Michigan. Information about DTE Energy is available at www.dteenergy.com.

For Further Information:

Scott Simons	Lorie N. Kessler
(313) 235-8808	(313) 235-8807